PENNSYLVANIA DEPARTMENT OF STATE
CORPORATION BUREAU

Articles of Amendment-Domestic Corporation
(15 Pa.C.S.)

[X]  Business Corporation (§ 1915)
[  ] Nonprofit Corporation (§ 5915)

Name National Penn Bancshares, Inc. c/o Andy Ellsworth Address P. 0. Box 547 (Philadelphia & Reading Avenues) City State Zip Code Boyertown PA 19512	Document will be returned to the name and address you enter to the left.

Fee: $70

    In compliance with the requirements of the applicable provisions (relating to articles of amendment), the undersigned, desiring to amend its articles, hereby states that:

1.  The name of the corporation is:

    National Penn Bancshares, Inc.

2.  The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a) Number and Street	City	State	Zip	County

Philadelphia & Reading Avenues	Boyertown	PA	19512	Berks

(b) Name of Commercial Registered Office Provider

c/o    N/A

3.  The statute by or under which it was incorporated:

Act of May 5, 1933, P.L. 364, as amended.

4. The date of its incorporation:   January 28, 1982

5. Check, and if appropriate complete, one of the following:

[✓]  The amendment shall be effective upon fling these Articles of Amendment in the Department of State.

[   ]  The amendment shall be effective on:  _______at ________
                                                                Date                 Hour

6. Check one of the following:

            [✓]       The amendment was adopted by the shareholders or members pursuant to 15 Pa.C.S. § 1914(a) and (b) or §5914(a).

[] The amendment was adopted by the board of directors pursuant to 15 Pa. C.S. § 1914(c) or § 5914(b).

7. Check, and if appropriate, complete one of the following:

        [✓]  The amendment adopted by the corporation, set forth in full, is as follows

            Article Fifth of the Company's Articles of Incorporation is amended to read as follows:

            FIFTH. The total number of Common Shares that the Corporation shall have authority to issue is 100,000,000 shares without par value.

        [   ]  The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

8. Check if the amendment restates the Articles:

        [   ]  The restated Articles of Incorporation supersede the original articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 24th day of April, 2007.

National Penn Bancshares, Inc.
Name of Corporation

/s/ Glenn E.Moyer
Signature

President & Chief Executive Officer
Title